SETTLEMENT AND RELEASE AGREEMENT

This **Settlement and Release Agreement** (this "Agreement") is entered into on April 20, 2017, by and Joueboire, LLC ("Assignee"), (ii) YA Global Investments, LP (the "Assignor") and (iii) MARP, LLC (the "Pledgor"). Assignee, Assignor and MARP shall be referred to collectively herein as the "Parties." Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in that Non-Recourse Assignment (the "Assignment") dated as of December 31, 2015 between Assignor and Assignee.

WHEREAS, pursuant to the Assignment, Assignor sold and assigned to Assignee the Assigned Contracts in exchange for the Assignee's promise to pay the Purchase Price;

WHEREAS, to secured Assignee's obligation to pay the Purchase Price to the Assignee, the Parties entered into that Pledge and Security Agreement (the "Pledge") dated as of December 31, 2015 pursuant to which the Pledgor pledged to Assignor all of the issued and outstanding membership interests in Assignee;

WHEREAS, in October 2016, Assignor and Assignee entered into that Modification Agreement (the "Modification Agreement"), which modified the scheduled payments due under the Assignment;

WHEREAS, Assignee is in material default by failing to pay to Assignor the payments by the dates set forth in the Modification Agreement. As a result of such default, the unpaid part of the Purchase Price is immediately due and payable and is accruing interest at a rate of 18% per year. Moreover, Assignor may exercise its rights and remedies under the Pledge, as well as the Assignment, Modification Agreement and any other document, agreement or item (collectively, the "Transaction Documents") entered with, or delivered to, Assignor;

WHEREAS, the Parties desire to amicably settle, compromise and resolve any and all disputes and claims between themselves, with respect to the transactions among the parties (collectively, the "Settlement Issues");

WHEREAS, it is intended that this Agreement be construed in the broadest possible manner, in accordance with the Parties' express intention that all disputes between them, including, but not limited to all disputes between them arising out of or in any way connected to the Settlement Issues be forever resolved and any and all business relations between the Parties be completed; and

NOW, THEREFORE, it is the desire of the Parties to state in writing the details of their agreement. For money paid and received and other valuable consideration between the Parties, it is mutually agreed as follows:

1. **Assignment of Assigned Contracts; Representations and Warranties; Termination of Transaction Documents**. Assignee does hereby sell, assign, convey and transfer (the "Assignment") to Assignor, and Assignor hereby purchases, acquires and accepts from Assignee, all of Assignee's right, title and interest in and to the Assigned Contracts. Assignee hereby represents and warrants to Assignor that (a) it has not amended, exchanged or modified the Assigned Contracts in any manner whatsoever, (b) it has not converted any outstanding balances owed by Cirtran Corporation ("Cirtran") under any Assigned Contract into common shares of Cirtran or any other person or entity, (c) had good and valid title to the Assigned Contracts, free and clear of all liens or encumbrances, and (d) had the power and authority to enter into this Agreement and to assign the Assigned Contracts in accordance with the terms and conditions hereof. The Parties hereby agree that the Transaction Documents (which for clarity excludes this Agreement) are hereby terminated and no Party shall have any remaining obligations under the Transaction Documents.

2. **Full Release of Assignor**.

In exchange for Assignor forgoing its rights and remedies under the Pledge and other Transaction Documents, Assignee and the Pledgor, on behalf of themselves, and each of their respective officers,

directors, shareholders, employees, affiliates, successors and assigns, hereby fully, forever, irrevocably and unconditionally settles, releases, remises and discharges Assignor, and its investment manager, general partner and each of their former, current and future managers, members, partners, officers, directors, stockholders, attorneys, agents, spouses, administrators, employees, heirs, successors and assigns and all persons acting by, through, under, or in concert with them (collectively, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature, known or unknown, which Assignee or the Pledgor ever had or now has against the Released Parties, arising out of the Settlement Issues, all common law claims including, but not limited to, actions in tort, defamation, breach of contract, and any claims under federal, state or local statutes or ordinances not expressly referred to above.

3. **Miscellaneous Provisions.**

a) This Agreement constitutes the complete and exclusive agreement of the Parties.

b) Each of the Parties declares and represents that no promise, inducement or agreement which is not specifically provided in this Agreement has been made by any Party to this Agreement; that this Agreement contains the entire agreement among the Parties; and that the terms of this Agreement cannot be modified except in writing signed by all Parties hereto.

c) Each of the Parties agrees not to disclose to or discuss with any person, except as where such disclosure may be required by law, court order, government agency request or subpoena, or in connection with a legal proceeding, the substance of this Agreement or matters relating to any act or omission of any Party in connection with any other Party.

d) This Agreement shall be construed, interpreted and applied in accordance with the substantive laws of the State of New Jersey, without reference to its conflicts of law rules.

e) No Party may assign any of its rights under this Agreement without the prior consent of the other Parties. Subject to the preceding sentence, this Agreement shall apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement shall be construed to give any person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

f) If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, such term or provision shall be deemed to be severed and the remainder of this Agreement and any other application of such term or provision shall not be affected or invalidated thereby.

g) This Agreement may be executed by facsimile and in one or more counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

JOUEBOIRE, LLC

By: ______________________

Name: Matthew Riddick

Its: Managing Member

MARP, LLC

By: ______________________

Name: Matthew Riddick

Its: Managing Member

YA GLOBAL INVESTMENTS, LP

By: Yorkville Advisors, LLC

Its: Investment Manager

By: ______________________

Name: Troy Rillo

Its: Sr. Managing Director